AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the ----- day of -----, 1997, by and between RREEF SECURITIES FUND, INC. ("RREEF Fund") and AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. ("ACCP"), each of which is a Maryland corporation.

         This Agreement is intended to be and is adopted as a plan of reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   WITNESSETH:

         WHEREAS, ACCP is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, ACCP may offer its common shares in multiple series, each of which represents a separate and distinct portfolio of assets and liabilities; and

         WHEREAS, certain of the authorized shares of ACCP have been designated as the shares of the American Century Real Estate Fund, Investor Class ("ACRE Fund"); and

         WHEREAS, RREEF Fund is a registered, open-end management investment company registered with the SEC under the 1940 Act; and

         WHEREAS, the Boards of Directors of ACCP and RREEF Fund have determined that it is advisable and in the best interests of their respective corporations and shareholders to merge RREEF Fund into a newly created series of ACCP, whereupon the common shares of RREEF Fund shall be converted into ACRE Fund shares;

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:


1.       THE MERGER

         1.1 Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein, ACCP and RREEF Fund agree that RREEF Fund shall be merged with and into ACRE Fund (hereinafter, the "Merger") as of the effective time provided for in Section 3.1 (the "Effective Time"). The Merger shall be conducted in accordance with Section 3-105 of the Maryland General Corporation Law. ACCP shall be the surviving corporation and shall be governed by the laws of the State of Maryland. The terms and conditions of the Merger and the mode of carrying the same into effect are as herein set forth in this Agreement.

         1.2 The Articles of Incorporation of ACCP, as in effect at the Effective Time, shall continue to be the articles of incorporation of the surviving corporation until amended in accordance with the provisions thereof and applicable law.

         1.3 The Bylaws of ACCP, as in effect at the Effective Time, shall continue to be the Bylaws of the surviving corporation until amended in accordance with the provisions thereof and applicable law.

         1.4 The directors of ACCP shall continue in office for their current terms and until their successors are elected and qualified, or until their death, resignation or removal.

         1.5 The officers of ACCP shall remain the officers of ACCP at the Effective Time and shall serve at the pleasure of the Board of Directors of ACCP.

         1.6 The Investment Management Agreement, Subadvisory Agreement, Rule 12b-1 Plan and Distribution Agreement of ACCP relating to ACRE Fund, as in effect at the Effective Time, shall continue to be the Investment Management Agreement, Subadvisory Agreement, Rule 12b-1 Plan and Distribution Agreement of the surviving corporation until amended in accordance with the provisions thereof.


2.       CONVERSION OF OUTSTANDING FUND SHARES

         2.1 At the Effective Time, each share of RREEF Fund issued and outstanding shall be converted by reason of the Merger and without any action on the part of the holders thereof into ACRE Fund shares. The manner and basis of converting the issued and outstanding shares of RREEF Fund into ACRE Fund shares shall be as follows:

                  (a) Upon the effectiveness of the Merger, each share of the RREEF Fund shall be converted into a share of the ACRE Fund.

                  (b) Upon the effectiveness of the Merger, each fraction of a share of the RREEF Fund shall be converted into the same fraction of a share of the ACRE Fund.

         2.2 The sole ACRE Fund share issued and outstanding at the Effective Time shall be canceled.

         2.3 As soon as practicable after the Effective Time, the transfer agent for the ACRE Fund will send a notice to each record holder of RREEF's shares at the Effective Time advising such holder of the effectiveness of the Merger. ACCP will issue confirmations to such shareholder setting forth the number and net asset value of ACRE Fund shares held by such shareholders after the Merger.


3.       EFFECTIVE TIME OF THE MERGER

         3.1 After the approval of this Agreement by the vote of the requisite number of holders of shares of RREEF Fund, the Merger shall become effective at the close of business on the date the Articles of Merger are filed with the Secretary of State of Maryland (the "Effective Time").

         3.2 At the Effective Time, the separate existence of RREEF Fund shall cease. RREEF Fund shall be merged with and into ACRE Fund series of ACCP as the surviving corporation. All of the property, assets, rights, privileges, powers, franchises and immunities of RREEF Fund and the ACRE Fund shall vest in the ACRE Fund series of ACCP as the surviving corporation, and all of the debts, liabilities, duties and obligations of RREEF Fund and the ACRE Fund shall become the debts, liabilities, and obligations of the ACRE Fund series of ACCP as the surviving corporation. The assets and liabilities of RREEF Fund immediately prior to the Effective Time shall inure to the benefit of the ACRE Fund shareholders.


4.       REPRESENTATIONS, WARRANTIES AND COVENANTS

         4.1 RREEF Fund represents, warrants and covenants to ACCP as follows:

                  (a) The RREEF Fund is registered as an investment company under the Investment Company Act of 1940. It is a duly formed and validly existing corporation, in good standing under Maryland law, and is not required to be registered as a foreign corporation in any jurisdiction. All RREEF Fund shares are registered and qualified for sale to the extent required by applicable federal and state law. The RREEF Fund has complied in all material respects with all applicable federal and state securities laws, as well as applicable investment policies and restrictions.

                  (b) It has full power and authority to carry on its business as it is presently being conducted and to enter into this Agreement and the Merger contemplated hereby.

                  (c) It is not in violation, and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in a violation, of its Articles of Incorporation or Bylaws, both as currently in effect, or of any material agreement, indenture, instrument, contract, lease or other undertaking to which RREEF Fund is a party or by which it is bound.

                  (d) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Effective Time by all necessary action on the part of RREEF Fund's Board of Directors, and, subject to the approval of its shareholders, this Agreement will constitute a valid and binding obligation of RREEF Fund.

                  (e) All information pertaining to RREEF Fund and included in the Registration Statement (as defined in Section 5.5), or supplied by RREEF Fund for inclusion in the Registration Statement, on the effective date of the Registration Statement and up to and including the Effective Time, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading.

                  (f) Immediately prior to the Effective Time, RREEF Fund will have good, marketable and unencumbered title to its cash, securities and other assets.

                  (g) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by RREEF Fund of the transactions contemplated by the Agreement, except such as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, and rules and regulations thereunder, or state securities laws.

                  (h) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to RREEF Fund's knowledge, threatened against RREEF Fund or any of its properties or assets. RREEF Fund is not a party to or subject to the provisions of any order, injunction, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

                  (i) All reports and registration statements filed with the SEC regarding the RREEF Fund (i) were prepared in all material respects in accordance with applicable federal and state securities laws and (ii) as of their respective dates, such filings did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (j) All financial statements (whether audited or unaudited) of the RREEF Fund made available or furnished to ACCP in connection with its due diligence investigation of the RREEF Fund present fairly, in all material respects, the respective financial position and results of operations of the RREEF Fund on the dates and for the periods to which they relate, and have been prepared in accordance with consistently applied generally accepted accounting principles, subject only, in the case of unaudited financial statements, to year end adjustments and appropriate footnote disclosure, and there are no known material liabilities (contingent or otherwise) of the RREEF Fund as of such respective dates not disclosed therein.

                  (k) The RREEF Fund has made a valid election to be taxed as a regulated, investment company under Subchapter M of the Code, and such Fund has complied in all material respects with all applicable provisions of federal, state and local law necessary to preserve and retain such Fund's election and status as a regulated investment company.

                  (l) The RREEF Fund has timely filed (including pursuant to permissible extensions) all federal and state tax returns such fund is required to file for returns which are due up to the Effective Time. The RREEF Fund has timely paid all taxes which such fund was required to pay. All such tax returns are in all material respects true, correct and complete and present fairly and accurately in all material respects the information required to be shown therein. None of such returns have been examined by any taxing or other authority having jurisdiction, and to RREEF's knowledge, no such examination of any tax return is in progress, nor has any notice of such examination been received.

                  (m) The RREEF Fund has materially complied with all recordkeeping, information reporting and withholding requirements imposed by any federal, state or local law, such as requirements relating to shareholder information reporting, backup withholding, withholding of tax on non-resident aliens and foreign corporations and other such similar withholding and information requirements.

                  (n) No material adverse change has occurred in the financial condition of the RREEF Fund since October 31, 1996.

                  (o) The books of the RREEF Fund reflecting the purchase and sale of such fund's shares are correct and complete in all material respects. The issued and outstanding shares of the RREEF Fund have been duly and validly issued, are fully paid and non-assessable, and have not been issued in violation of and are not subject to any preemptive right. There are no shares of the RREEF Fund outstanding other than the shares of the single class of the RREEF Fund reflected in such Fund's transfer agency records, nor are there any rights of any kind to acquire such shares outstanding.

         4.2 ACCP represents, warrants and covenants to RREEF Fund as follows:

                  (a) ACCP is registered as an investment company under the Investment Company Act of 1940. It is a duly formed and validly existing corporation, in good standing under Maryland law, and is not required to be registered as a foreign corporation in any jurisdiction. All ACRE Fund shares are or will be prior to the Effective Time, registered and qualified for sale to the extent required by applicable federal and state law. The ACRE Fund has complied in all material respects with all applicable federal and state securities laws, as well as applicable investment policies and restrictions.

                  (b) ACCP has full power and authority to enter into this Agreement and the Merger contemplated hereby.

                  (c) ACCP is not in violation, and the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in a violation, of any provision of its Articles of Incorporation or Bylaws or of any material agreement, indenture, instrument, contract, lease or other undertaking to which ACCP is a party or by which it is bound.

                  (d) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Board of Directors of ACCP and this Agreement constitutes a valid and binding obligation of ACCP.

                  (e) The Registration Statement, on its effective date and up to and including the Effective Time, will (i) conform in all material respects to the applicable requirements of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations of the Commission thereunder, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided, however, that the representations and warranties in clause (ii) of this paragraph shall not apply to statements in (or omissions from) the Registration Statement made in reliance upon and in conformity with information furnished by RREEF Fund for use therein.

                  (f) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by ACRE Fund of the transactions contemplated by the Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, and rules and regulations thereunder, or state securities laws.

                  (g) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to ACCP's knowledge, threatened against ACCP or any of its properties or assets. ACCP is not a party to or subject to the provisions of any order, injunction, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.


5.       FURTHER COVENANTS OF ACCP AND RREEF FUND

         5.1 RREEF Fund will operate its business in the ordinary course between the date hereof and the Effective Time, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distributions that may be advisable (which may include distributions prior to the Effective Time of net income and/or net realized capital gains not previously distributed).

         5.2 RREEF Fund will call a meeting of its shareholders to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.

         5.3 RREEF Fund will assist ACCP in obtaining such information as ACCP reasonably requests concerning the beneficial ownership of its common shares.

         5.4 Subject to the provisions of this Agreement, ACCP and RREEF Fund will take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transaction contemplated by this Agreement.

         5.5 RREEF Fund will provide ACCP with information reasonably necessary with respect to such Fund for the preparation of the Registration Statement on Form N-14 of ACCP (the "Registration Statement"), in compliance with the 1933 Act, the 1934 Act and the 1940 Act.

         5.6 As of the Effective Time, RREEF Fund shall declare and pay a dividend or dividends which, together with all previous dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before the fiscal year end, and for the period from said date to and including the Effective Time, and all of its net capital gain, if any, for the taxable periods or years ended on or before the fiscal year end, and for the period from said date to and including the Effective Time.

         5.7 ACCP agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1934 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to conduct its operations after the Effective Time.


6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF RREEF FUND

The obligation of RREEF Fund to consummate the transaction provided for herein shall be subject, at its election, to the performance by ACCP of all the obligations to be performed by it hereunder at or before the Effective Time, and, in addition thereto, the following further conditions (any of which may be waived by RREEF Fund, in its sole and absolute discretion):

         6.1 All representations and warranties of ACCP contained in this Agreement shall be true and correct as of the date hereof and as of the Effective Time with the same force and effect as if made at such time.

         6.2 ACCP shall have delivered to RREEF Fund a certificate executed in its name by its President or any Vice President and its Treasurer or Assistant Treasurer, dated as of the date of the Merger, to the effect that the representations and warranties of ACCP made in this Agreement are true and correct at the Effective Time.


7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF ACCP

The obligations of ACCP to complete the transaction provided for herein shall be subject, at its election, to the performance by RREEF Fund of all of the obligations to be performed by it hereunder at or before the Effective Time and, in addition thereto, the following conditions (any of which may be waived by ACCP, in its sole and absolute discretion):

         7.1 All representations and warranties of RREEF Fund contained in this Agreement shall be true and correct as of the date hereof and as of the Effective Time with the same force and effect as if made at such time.

         7.2 RREEF Fund shall have delivered to ACCP a certificate executed in its name by its President or any Vice President and its Treasurer or Assistant Treasurer, dated as of the date of the Merger, to the effect that the representations and warranties RREEF Fund made in this Agreement are true and correct at and as of the Effective Time.

         7.3 RREEF Fund shall have delivered to ACCP as of the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of RREEF Fund assets then delivered to ACCP in accordance with the terms of this Agreement.


8.       FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF ACCP
         AND RREEF FUND

The following shall constitute further conditions precedent to the consummation of the Merger, provided, however, that any of the following conditions may be waived by ACCP and RREEF Fund except for the conditions set forth in Sections 8.1:

         8.1 The Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the RREEF Fund shareholders in accordance with the provisions of its Articles of Incorporation and Bylaws and applicable law.

         8.2 ACCP's investment manager or RREEF Fund's investment advisor, as the case may be, shall have paid or agreed to pay the costs incurred by ACCP and RREEF Fund in connection with the Merger, including the fees and expenses associated with the preparation and filing of the Registration Statement, and the expenses of printing and mailing the Proxy Statement/Prospectus, soliciting proxies and holding the shareholders meeting required to approve the transactions contemplated by this Agreement.

         8.3 As of the Effective Time, no action, suit, injunction or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

         8.4 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by ACCP or RREEF Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of ACCP or RREEF Fund, provided that any party hereto may for itself waive any of such conditions.

         8.5 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

         8.6 The parties shall have received the opinion of a law firm reasonably acceptable to RREEF Fund and ACCP, addressed to RREEF Fund, based in part on certain representations to be furnished by RREEF, ACCP, and ACCP's investment manager, substantially to the effect that:

                  (a)  The  Merger  will  qualify  as a  "reorganization"  under
         Section 368(a) of the Code, and RREEF Fund will qualify as a party to the reorganization under Section 368(b) of the Code;

                  (b) RREEF Fund shareholders will recognize no income, gain or loss upon the exchange of RREEF Fund shares for ACRE Fund shares in the Merger;

                  (c) The basis of ACRE Fund shares received by each RREEF Fund shareholder pursuant to the Merger will be the same as the basis of the RREEF Fund shares surrendered in exchange therefor;

                  (d) The holding period of ACRE Fund shares received by each RREEF Fund shareholder pursuant to the Merger will include the period during which the shareholder held the RREEF Fund shares surrendered in exchange therefor, provided that such common shares were held as a capital asset at the Effective Time;

                  (e) RREEF Fund will recognize no income, gain or loss by reason of the Merger;

                  (f) The tax basis of the assets received by ACRE Fund pursuant to the Merger will be the same as the basis of those assets in the hands of RREEF Fund as of the Effective Time;

                  (g) The holding period of the assets received by ACRE Fund pursuant to the Merger will include the period during which such assets were held by RREEF Fund; and

                  (h) ACRE Fund will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of RREEF Fund as of the Effective Time.


9.       FURTHER ASSURANCES

From time to time on and after the Effective Date, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to complete the Merger and the other transactions contemplated by this Agreement.


10.      ENTIRE AGREEMENT

         ACCP and RREEF Fund each agree that it has not made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.


11.      TERMINATION

This Agreement and the transactions contemplated hereby may be terminated and abandoned by mutual consent of the parties hereto by resolution of the parties' Boards of Directors, at any time prior to the Effective Time.


12.      AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of RREEF Fund and ACCP; provided, however, that following the meeting of RREEF Fund shareholders called pursuant to Section 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of ACRE Fund shares to be issued to RREEF Fund's shareholders under this Agreement to the detriment of such shareholders without their further approval.


13.      NOTICES

All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopy, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.


         To RREEF Fund:

                                    RREEF Real Estate Securities Advisers L.P.
                                    875 North Michigan Avenue, 41st Floor
                                    Chicago, Illinois  60611
                                    Attention:  Kim G. Redding
                                    Copy to:  Barry H. Braitman, Esq.
                                    (312) 266-9300 (office number)
                                    (312) 266-9346 (telecopy number)

         To ACCP:

                                    American Century Investments
                                    4500 Main Street
                                    Kansas City, Missouri 64111
                                    Attention:  Patrick A. Looby, Esq.
                                    (816) 340-4349 (office number)
                                    (816) 340-4964 (telecopy number)

Any notice, demand or other communication given in a manner prescribed in this Section shall be deemed to have been delivered on receipt.


14.      MISCELLANEOUS

         14.1 The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         14.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         14.3 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the prior written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         14.4 The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Maryland, without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.


                           RREEF SECURITIES FUND, INC.


                           By:-------------------------------------
                              Name:--------------------------------
                              Title:-------------------------------



                           AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.


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